EXHIBIT 21.1

                 Subsidiaries of the Registrant

                    (Global Industries, Ltd.)

          NAME                   INCORPORATION

Global Divers and Contractors, L.L.C.		Louisiana
Global Pipelines PLUS, L.L.C.                   Louisiana
Pipelines,  L.L.C.                              Louisiana
Global Movible Offshore, L.L.C.			Louisiana
Pelican Transportation, L.L.C.			Louisiana
The Red Adair Co., L.L.C.                       Louisiana
Global Industries Offshore, L.L.C.              Louisiana
Global Offshore International, LTD              Cayman Islands
Global International Vessels, Ltd.              Cayman Islands
Norman Offshore Pipelines, L.L.C.               Louisiana
Global Pipelines Plus (Nigeria), Ltd.		Nigeria
Global Offshore, Pty. Ltd.                      Australia
Global Industries Asia Pacific Pte, Ltd.	Singapore
Global Industries (B)Sdn. Bhd.			Brunei
PT Global Industries Asia Pacific               Indonesia
Global Asia Pacific Industries, Sdn. Bhd.	Malaysia
Subtec Marine Services Limited			Cyprus
Subtec Offshore Support, Ltd.                   Cyprus
Subtec National Company, L.L.C.			United Arab Emirates
GIL Holdings, L.L.C.                            Louisiana
Global Production Services, L.L.C.              Louisiana
Global Industries Mexico Holdings, S.
  de R.L. de C.V.                               Mexico
Global Vessels Mexico, S. de R.L.de C.V.	Mexico
Global Industries Offshore Services, S.
  de R.L. de C.V.                               Mexico
Global Industries Services, S. de R.L.
  de C.V.                                       Mexico
Global Offshore Mexico,S. de R.L. de C.V.	Mexico
Global Offshore (Malaysia) Sdn. Bhd.		Malaysia
Global Industries Offshore(Thailand), Ltd.	Thailand
Global Offshore International, L.L.C.		Louisiana
Sunset Contracting Services, Inc.               Texas
Global Industries International, L.P.		Cayman Islands
Global Industries Offshore Spain, S.L.		Spain
Global Industries Offshore Netherlands, BV	The Netherlands
Global Industries Offshore Labuan Ltd.		Labuan
Global Vessels Mauritius, Ltd.                  Mauritius
Global Construction Mauritius Services, Ltd.	Mauritius
GIL Mauritius Holdings, Ltd.                    Mauritius